Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the inclusion in this post effective amendment No. 2 to the registration statement on Form SB-2 of our report dated February 20, 1998 on the financial statements of ObjectSoft Corporation as at December 31, 1997 and for each of the two years in the two-year period ended December 31, 1997. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."



/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP

Florham Park, New Jersey
August 11, 1998